Exhibit 10.2
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2011 by and among Parlux Fragrances, Inc., a Delaware corporation (the “Company”) and the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of Perfumania Holdings, Inc., a Florida corporation (“Parent”).
RECITALS
A.    Concurrently with the execution of this Agreement, Parent, PFI Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) the Company will merge with an into Merger Sub (the “Merger”) and (ii) except as otherwise provided in the Merger Agreement, each outstanding share of the common stock of the Company, $.01 par value per share, will be converted into the right to receive the consideration set forth in the Merger Agreement.
B.    As of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of common stock, $.01 par value, of Parent (the “Parent Common Stock”) and options to purchase such number of shares of Parent Common Stock as is indicated on the signature page of this Agreement.
C.    As a condition and inducement to Parent and Company to enter into the Merger Agreement, the Stockholders (in the Stockholders’ capacity as such) are hereby agreeing to vote the Shares as described herein and to take such other actions as provided for herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:
1.Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
(a)    “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article 7 thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.
(b)    “Shares” shall mean (i) all securities of the Parent (including all shares of Parent Common Stock and, to the extent transferable by their terms, all options, warrants and other rights to acquire shares of Parent Common Stock) owned by any of the Stockholders as of the date hereof, and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and, to the extent transferable by their terms, all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which the Stockholders acquire ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
(c)    “Transfer” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.
2.    Transfer of Shares. Except as expressly permitted by this Agreement, until the Expiration Date, no Stockholder shall directly or indirectly: (i) cause or permit any Transfer of any of the Shares of which Stockholder is the beneficial owner (x) unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (A) executed a counterpart of this Agreement and a proxy in substantially the form attached hereto as Exhibit A and (B) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement or (y) except by will or by operation of law, in which case this Agreement will bind the transferee; (ii) grant any proxies or powers of attorney, other than consistently with the terms of Section 3, or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of such Stockholder's obligations under this Agreement.
3.    Agreement to Vote Shares.
(a)    Until the Expiration Date, each Stockholder agrees that, at every meeting of the stockholders of Parent called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent, such Stockholder (in such Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:
(i)    in favor of (A) the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, (B) the amendment of the articles of incorporation of Parent to increase the number of shares of Parent Common Stock that Parent is authorized to issue to 35,000,000 shares, and (C) each of the other actions contemplated by the Merger Agreement;
(ii)    against approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement; and
(iii)    against any actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement) that are intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
(b)    In the event that a meeting of the stockholders of Parent is held, Stockholder shall, or shall cause the holder of record of the Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
(c)    No Stockholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
(d)    Except as expressly set forth in this Section 3, each Stockholder shall retain at all times the right to vote such Stockholder’s Shares in such Stockholder’s sole discretion and without any other limitation on matters that are at any time or from time to time presented for consideration to the Company’s stockholders.
4.    Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require the Stockholders to attempt to) limit or restrict any designee of any Stockholder who is a director or officer of Parent from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a stockholder of the Parent).
5.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and the Company shall not have any authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein.
6.    Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to the Company as follows:
(a)    Power; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder is necessary to authorize the execution and delivery by it, him or her of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.
(b)    No Conflicts. Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.
(c)    Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting the Stockholder that could reasonably be expected to materially impair the ability of the Stockholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d)    Ownership of Shares. Such Stockholder (i) is the beneficial owner of, and has good and valid title to, the shares of Parent Common Stock indicated on the signature page of this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of Parent Common Stock indicated on the signature page of this Agreement, all of which options and shares of Parent Common Stock issuable upon the exercise of such options are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of the Parent other than the shares of Parent Common Stock, options to purchase shares of Parent Common Stock, and shares of Parent Common Stock issuable upon the exercise of such options indicated on the signature page of this Agreement.
(e)    Voting Power. Except as noted on Schedule I attached hereto, such Stockholder has and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Except as noted on Schedule I, there are no proxies, voting trusts or understandings to or by which such Stockholder is a party or bound or that expressly requires that any of such Stockholder’s Shares be voted in a specific manner other than as provided in this Agreement or that provide for any right on the part of any other person other than Stockholder to vote such Shares. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Stockholder to exercise any option to purchase shares of Company Common Stock.
(f)    Information. None of the information relating to the Stockholder provided in writing by or on behalf of the Stockholder for inclusion in documents filed by the Company with the Securities and Exchange Commission (the “SEC”) will, at the respective times such information is sent or given to Parent or the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Stockholder agrees to promptly notify the Company of any required corrections with respect to any such information.
(g)    No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.
(h)    Reliance by Parent and Company. Such Stockholder understands and acknowledges that both Parent and Company are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
7.    Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:
(a)    Power; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Company and no other actions or proceedings on its part is necessary to authorize the execution and delivery of this Agreement, or, subject to receipt of the Company Shareholder Approval, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.
(b)    No Conflicts. Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by it of the transactions contemplated hereby. None of the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which it is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to it or any of its properties or assets.
8.    Certain Restrictions. No Stockholder shall directly or indirectly, take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect.
9.    Disclosure. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), the Stockholders hereby authorize Parent and Company to publish and disclose each Stockholder’s: identity, ownership of Shares and the nature of each Stockholder’s commitments, arrangements and understandings under this Agreement in all documents and schedules filed with the SEC and any press release or other disclosure document that Parent or Company determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger.
10.    Further Assurances. Subject to the terms and conditions of this Agreement, each Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.
11.    Legending of Shares. If so requested by Parent, each Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement.
12.    Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any willful breach of this Agreement prior to the Expiration Date.
13.    Miscellaneous.
(a)    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.
(b)    Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others.
(c)    Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
(d)    Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.
(e)    Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):
If to the Company:
Parlux Fragrances, Inc.
5900 N. Andrews Avenue
Suite 500
Fort Lauderdale, FL 33309
Attn: Frederick E. Purches, Chief Executive Officer
Facsimile No.: (212)752-5526

with a copy to (which shall not constitute notice) to:
Squire, Sanders & Dempsey (US) LLP
200 South Biscayne Blvd.
Suite 4100
Miami, FL 33131
Attn: Alvin B. Davis
Facsimile No.: (305)577-7001

If to the Stockholders:
To the respective addresses and fax numbers shown on the signature pages for each Stockholder with copies (which shall not constitute notice) to:
Alfred R. Paliani Esq.
General Counsel
Quality King Distributors, Inc.
35 Sawgrass Drive
Bellport, NY 11713
Facsimile No.: (631)439-2262

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn: Richard J. Grossman, Esq.
Facsimile No.: (917)777-2116

(f)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(g)    No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
(h)    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to any provision that would require the application of the laws of another jurisdiction.
(i)    Submission to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in New Castle County. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the New Castle County for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
(j)    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(k)    Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
(l)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.
(m)    Interpretation.

(i)    Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
(ii)    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.
(n)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
(o)    Stockholder Obligations. The obligations of the Stockholders under this Agreement shall be several and not joint.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARLUX FRAGRANCES, INC.

By:	/S/ Frederick E. Purches
Name:	Frederick E. Purches
Title:	Chairman and Chief Executive Officer

STOCKHOLDER:
/S/ Glenn Nussdorf
Glenn Nussdorf

Address:
c/o Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713
Attn: Michael W. Katz

Share beneficially owned:

2,576,657	shares of Parent Common Stock
443,757	shares of Parent Common Stock issuable upon
exercise outstanding options or warrants

STOCKHOLDER:
/S/ Stephen Nussdorf
Stephen Nussdorf

Address:
c/o Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713
Attn: Michael W. Katz

Share beneficially owned:

2,327,375	shares of Parent Common Stock
443,757	shares of Parent Common Stock issuable upon
exercise outstanding options or warrants

STOCKHOLDER:
/S/ Arlene Nussdorf
Arlene Nussdorf

Address:
c/o Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, New York 11713
Attn: Michael W. Katz

Share beneficially owned:

1,745,444	shares of Parent Common Stock
443,757	shares of Parent Common Stock issuable upon
exercise outstanding options or warrants

SCHEDULE I
EXCEPTIONS
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EXHIBIT A
IRREVOCABLE PROXY
The undersigned stockholder (the “Stockholder”) of Perfumania Holdings, Inc. (“Parent”) hereby irrevocably (to the fullest extent permitted by law) appoints [______________] and [_____________] of Parlux Fragrances, Inc., a Delaware corporation (the “Company”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Parent issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.
This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among the Company and the undersigned stockholder, and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Merger Sub, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, (i) the Company will merge with an into Merger Sub (the “Merger”) and (ii) except as otherwise provide in the Merger Agreement, each outstanding share of the common stock of the Company, $.01 par value per share will be converted into the right to receive the consideration set forth in the Merger Agreement.
As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article 7 thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Parent and in every written consent in lieu of such meeting: (i) in favor of (A) the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, (B) the amendment of the articles of incorporation of Parent to increase the number of shares of Parent Common Stock that Parent is authorized to issue to 35,000,000 shares, and (C) each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement) that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.
Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.
This Irrevocable Proxy shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.
All actions and proceedings arising out of or relating to this Irrevocable Proxy shall be heard and determined exclusively in any Delaware state or federal court sitting in New Castle County. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the New Castle County for the purpose of any action arising out of or relating to this Irrevocable Proxy brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Irrevocable Proxy or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

PARLUX FRAGRANCES, INC.	SHAREHOLDER:
By: ___________________	Name: ________________
Name: _________________
Title: __________________

*****IRREVOCABLE PROXY ****